UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2009

Summit Hotel Properties, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

South Dakota	000-51955	20-0617340
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2701 South Minnesota Avenue, Suite 6, Sioux Falls, South Dakota		57105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	605-361-9566

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2009, Paul A. Schock resigned from the Board of Managers of the Company. Mr. Schock was also a member of the Company’s Audit Committee. There was no disagreement concerning the Company’s operations, policies or practices that led to Mr. Schock's resignation from the Board of Managers.

On July 28, 2009, Tyler J. Stowater was appointed to the Board of Managers of the Company. In addition, Mr. Stowater was appointed to the Audit Committee. The appointment to the Board of Managers was made by the Company’s Class C Member, The Summit Group, Inc., pursuant to the provisions of the Third Amended and Restated Operating Agreement of the Company.

Mr. Stowater, age 48, is a Member and the Vice President of Bluestem Capital Company, LLC ("Bluestem"). Mr. Stowater joined Bluestem in 2000 to oversee portfolio management with responsibilities including the evaluation of prospective companies, structuring, negotiating and performing due diligence for various investments made by Bluestem and its affiliates.

As Mr. Stowater is not an employee of the Company, he will be entitled to an annual Manager fee of $20,000 payable in quarterly installments in cash or equivalent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Hotel Properties, LLC

July 31, 2009	By:	/s/ Kerry W. Boekelheide

Name: Kerry W. Boekelheide
Title: Chief Executive Officer